U. S. SMALL BUSINESS ADMINISTRATION
BIRMINGHAM DISASTER LOAN SERVICING CENTER
2 North 20th Street, Suite 320
BIRMINGHAM, ALABAMA 35203
800-736-6048 • 205-290-7141 • 205-290-7765 (FAX)

12/01/2022

Re: SMARTSolution Technologies LP

Loan No: 6292627905

UCC Filing No: 2020081002329State Filed: PA Date Filed: 08/10/2020

Dear Borrower(s):

This letter serves as proof of payment in full relating to the Small Business Administration Loan Number listed above.

YOUR LOAN WAS SECURED BY A UCC-1 FINANCING STATEMENT. THIS CORRESPONDENCE SERVES AS AUTHORIZATION FOR YOU TO FILE A UCC-3 FINANCING STATEMENT AMENDMENT WITH YOUR SECRETARY OF STATE OFFICE TO TERMINATE THE SBA LIEN. PLEASE SEE ABOVE UCC FILING INFORMATION AS REFERENCE.

Visit your Secretary of State website to research how to terminate your UCC filing. If you have any questions, please email BDLSCUCCFilings@sba.gov

Sincerely,

U.S. Small Business Administration